Exhibit 10.4

Form of

Employee Performance Restricted Stock Unit Agreement

This Employee Performance Restricted Stock Unit Agreement (the “Agreement”), by and between agilon health, inc., a Delaware corporation (the “Company”), and the Employee whose name is set forth on Exhibit A hereto, is being entered into pursuant to the agilon health, inc. 2021 Omnibus Equity Incentive Plan (as amended from time to time, the “Plan”). This Agreement shall be dated as of the date it is accepted and agreed to by the Employee in accordance with Section 6(q). Capitalized terms that are used but not defined herein shall have the respective meanings given to them in the Plan.

Section 1. Grant of Performance Restricted Stock Units. The Company hereby evidences and confirms its grant to the Employee, effective as of the date set forth on Exhibit A hereto (the “Grant Date”), of the number of Performance Restricted Stock Units (“PRSUs”) as shall be determined pursuant to Exhibit A and Section 2 hereof, subject to adjustment pursuant to the Plan. This Agreement is entered into pursuant to, and the PRSUs granted hereunder are subject to, the terms and conditions of the Plan, which are incorporated by reference herein. If there is any inconsistency between any express provision of this Agreement and any express term of the Plan, the express term of the Plan shall govern.

In consideration of the receipt of the PRSUs, the Employee confirms his or her agreement to comply with the restrictive covenants to which he or she has agreed or is agreeing to be bound by in respect of the Company and the Subsidiaries; it being understood that the Employee shall be required to comply with such restrictive covenants for the periods provided thereby, to the extent permitted by applicable law, even if the Employee has vested in or forfeited all of the PRSU.

Section 2. Vesting of Performance Restricted Stock Units.

(a) Vesting. Except as otherwise provided in this Section 2, the PRSUs shall become earned and vested, if at all, in accordance with the terms and conditions of this Agreement (including, but not limited to, the provisions relating to the earning, vesting and forfeiture of PRSUs as set forth on Exhibit A hereto) and the Plan, subject to the continued employment of the Employee by the Company or any Subsidiary thereof through the conclusion of the Performance Period set forth on Exhibit A. Earned PRSUs (as defined on Exhibit A hereto) that become vested shall be settled as provided in Section 3 of this Agreement.

(b) Effect of Termination of Employment.

(i) If the Employee’s employment is terminated by reason of the Employee’s death or Disability (such termination, a “Special Termination”) prior to the conclusion of the Performance Period, outstanding unvested PRSUs shall vest, as of the date of such Special Termination, on a pro rata basis, assuming the Target Amount (as defined on Exhibit A hereto) was achieved, and multiplied by a fraction, the numerator of which is the number of days that have elapsed from the Grant Date (and any other PRSUs that remain unvested shall automatically be forfeited). Vested PRSUs shall be settled as provided in Section 3 of this Agreement.

(ii) Any Other Reason. Upon termination of the Employee’s employment prior to the conclusion of the Performance Period for any reason other than a Special Termination (whether initiated by the Company or by the Employee), all PRSUs shall be forfeited and canceled for no consideration effective as of the date of such termination.

(c) Effect of a Change in Control. In the event of a Change in Control, the treatment of any unvested PRSUs shall be governed by Article XIV of the Plan; provided, however, that if the Administrator reasonably determines in good faith, prior to the occurrence of the Change in Control, that no Alternative Awards will be provided in respect of PRSUs, any outstanding PRSUs (other than previously Earned PRSUs) shall vest at the Target Amount as of the date of the Change in Control.

(d) Discretionary Acceleration. Notwithstanding anything contained in this Agreement to the contrary, but subject to any limits prescribed in the Plan, the Administrator, in its sole discretion, may accelerate the vesting with respect to any PRSUs under this Agreement, at such times and upon such terms and conditions as the Administrator shall determine.

(e) No Other Accelerated Vesting. The vesting and settlement provisions set forth in this Section 2, or in Section 3, or expressly set forth in the Plan, shall be the exclusive vesting and settlement provisions applicable to the PRSUs and shall supersede any other provisions relating to vesting and settlement, unless such other such provision expressly refers to the Plan by name and this Agreement by name and date.

Section 3. Settlement of PRSUs.

(a) Timing of Settlement. Subject to Section 6(a), any Earned PRSUs that become vested at the conclusion of the Performance Period shall be settled into an equal number of shares of Company Common Stock on a date selected by the Company that is on or within 30 days following the date of the Administrator’s certification of achievement of the Performance Goals, but not later than March 15th of the calendar year immediately following the conclusion of the Performance Period (the “Settlement Date”); provided that, in the case of accelerated vesting of PRSUs pursuant to Section 2(b)(i) or 2(c), the Settlement Date shall occur on a date selected by the Company that is within 30 days following the vesting of such PRSUs.

(b) Mechanics of Settlement. On the Settlement Date, the Company shall electronically issue to the Employee one whole share of Company Common Stock for each PRSU that became earned and vested as of the Settlement Date (except as provided in Section 6(a)), and, upon such issuance, the Employee’s rights in respect of such PRSU shall be extinguished. In the event that there are any fractional PRSUs that became vested on such date, such fractional PRSUs shall be settled through a cash payment equal to such fractional PRSU multiplied by the Fair Market Value of one share of Company Common Stock on the Settlement Date. No fractional shares of Company Common Stock shall be issued in respect of the PRSUs.

Section 4. Securities Law Compliance. Notwithstanding any other provision of this Agreement, the Employee may not sell the shares of Company Common Stock acquired upon settlement of the PRSUs unless such shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or, if such shares are not then so registered, such sale would be exempt from the registration requirements of the Securities Act. The sale of such shares must also comply with other applicable laws and regulations governing the Company Common Stock, and the Employee may not sell the shares of Company Common Stock if the Company determines that such sale would not be in material compliance with such laws and regulations.

Section 5. Restriction on Transfer; Non-Transferability of PRSUs. The PRSUs are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Employee upon the Employee’s death. Any purported transfer in violation of this Section 5 shall be void ab initio.

Section 6. Miscellaneous.

(a) Tax Withholding. In the event that the Company settles any PRSUs using Company Common Stock, the Company or one of the Subsidiaries shall require the Employee to remit to the Company an amount in cash sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding obligations that may arise in connection with the vesting of the PRSUs and the related issuance of shares of Company Common Stock. Notwithstanding the preceding sentence, if the Employee elects not to remit cash in respect of such obligations, (x) the Company shall retain a number of shares of Company Common Stock issued in respect of the PRSUs then vesting that have an aggregate Fair Market Value as of the Settlement Date equal to the amount of such taxes required to be withheld not in excess of such amount as may be necessary to avoid liability award accounting and any remaining amount shall be remitted in cash or withheld and (y) the number of shares of Company Common Stock to be issued in respect of the PRSUs shall thereupon be reduced by the number of shares of Company Common Stock so retained (and the Employee shall thereupon be deemed to have satisfied his or her obligations under this Section 6(a)). The method of withholding set forth in the immediately preceding sentence shall not be available if withholding in this manner would violate any financing instrument of the Company or any of the Subsidiaries.

(b) Dividend Equivalents. In the event that the Company pays any ordinary dividend in cash on a share of Company Common Stock following the Grant Date and prior to the Date with respect to any PRSUs, there shall be credited to the account of the Employee in respect of each outstanding PRSU an amount equal to the amount of such dividend. The amount so credited shall be deferred (without interest, unless the Administrator determines otherwise) until the applicable Settlement Date of the PRSUs and then paid in cash proportionate to the amount of the PRSUs, if any, that have been earned or vested, but to the extent any PRSUs are canceled a proportionate amount of such accumulated amounts shall be forfeited.

(c) Authorization to Share Personal Data. The Employee authorizes the Company or any Affiliate of the Company that has or lawfully obtains personal data relating to the Employee to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent reasonably appropriate in connection with this Agreement or the administration of the Plan.

(d) No Rights as Stockholder; No Voting Rights. Except as provided in Section 6(b), the Employee shall have no rights as a stockholder of the Company with respect to any shares of Company Common Stock covered by the PRSUs prior to the issuance of such shares of Company Common Stock.

(e) No Right to Awards. The Employee acknowledges and agrees that the grant of any PRSUs (i) is being made on an exceptional basis and is not intended to be renewed or repeated, (ii) is entirely voluntary on the part of the Company and the Subsidiaries and (iii) should not be construed as creating any obligation on the part of the Company or any of the Subsidiaries to offer any PRSUs or other Awards in the future.

(f) No Right to Continued Employment. Nothing in this Agreement shall be deemed to confer on the Employee any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time.

(g) Nature of Award. This award of PRSUs and any delivery or payment in respect thereof constitutes a special incentive payment to the Employee and shall not be taken into account in computing the amount of salary or compensation of the Employee for the purpose of determining any retirement, death or other benefits under (x) any retirement, bonus, life insurance or other employee benefit plan of the Company, or (y) any agreement between the Company and the Employee, except as such plan or agreement shall otherwise expressly provide.

(h) Interpretation. The Administrator shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Award. Any determination or interpretation by the Administrator under or pursuant to the Plan, this Agreement (including Exhibit A) or this Award shall be final and binding and conclusive on all persons affected hereby.

(i) Forfeiture of Awards. The PRSUs granted hereunder (and gains earned or accrued in connection therewith) shall be subject to such generally applicable policies as to forfeiture and recoupment (including, without limitation, upon the occurrence of material financial or accounting errors, financial or other misconduct or Competitive Activity) as may be adopted by the Administrator or the Board from time to time and communicated to the Employee or as required by Applicable Law, and are otherwise subject to forfeiture or disgorgement of profits as provided by the Plan.

(j) Consent to Electronic Delivery. By entering into this Agreement and accepting the PRSUs evidenced hereby, the Employee hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Employee pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the PRSUs via Company website or other electronic delivery.

(k) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(l) Waiver; Amendment.

(i) Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

(ii) Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Employee and the Company.

(m) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Employee without the prior written consent of the other party.

(n) Applicable Law. This Agreement shall be governed in all respects, including, but not limited to, as to validity, interpretation and effect, by the internal laws of the State of Delaware, without reference to principles of conflict of law that would require application of the law of another jurisdiction.

(o) Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by applicable law, any right he, she or it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that he, she or it and the other party hereto have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 6(o).

(p) Limitations of Actions. No lawsuit relating to this Agreement may be filed before a written claim is filed with the Administrator and is denied or deemed denied as provided in the Plan and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred.

(q) Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(r) Acceptance of PRSUs and Agreement. The Employee has indicated his or her consent and acknowledgement of the terms of this Agreement pursuant to the instructions provided to the Employee by or on behalf of the Company. The Employee acknowledges receipt of the Plan, represents to the Company that he or she has read and understood this Agreement and the Plan, and, as an express condition to the grant of the PRSUs under this Agreement, agrees to be bound by the terms of both this Agreement and the Plan. The Employee and the Company each agrees and acknowledges that the use of electronic media (including, without limitation, a clickthrough button or checkbox on a website of the Company or a third-party administrator) to indicate the Employee’s confirmation, consent, signature, agreement and delivery of this Agreement and the PRSUs is legally valid and has the same legal force and effect as if the Employee and the Company signed and executed this Agreement in paper form. The same use of electronic media may be used for any amendment or waiver of this Agreement.

Exhibit A to

Employee Performance Restricted Stock Unit Agreement

Employee:	_______________________________

Grant Date:	_______________________________

Target Amount of Performance Restricted Stock Units granted hereby (the “Target Amount”):

Performance Period:	The ______ year period commencing __________, and ending ________________

1. Performance Restricted Stock Units. The total number of PRSUs subject to this Award will be determined in a range of 0% to 200% of the Target Amount, subject to the terms and conditions set forth below.

(a) The extent to which _____% of the Award is earned shall be determined by reference to the following peformance metric (the “Adjusted EBITDA Performance Goal”):

Portion of Target		Adjusted EBITDA Performance Goal
Amount	Performance Goal	Threshold	Target	Maximum
Reported Adjusted EBITDA for Performance Period

(b) The extent to which the remaining ____% of the Award is earned shall be determined by refernce to the following performance metric (the “Revenue Performance Goal” and, together with the Adjusted EBITDA Performance Goal, the “Performance Goals”):

Revenue Performance Goal
Portion of Target Amount	Performance Goal	Threshold	Target	Maximum
Reported Revenue for Performance Period

A-1

(c) With respect to each Performance Goal, the total number of PRSUs that shall be earned at the conclusion of the Performance Period (the “Earned PRSUs”) as a percentage of the Target Amount are (i) 0% for performance below “threshold”, (ii) 25% for performance at “threshold”, (iii) 50% for performance at “target” and (iv) 100% for performance at or above “maximum”, with the applicable “threshold,” “target” and “maximum” set forth in the table above. For achievement between threshold and target performance, or between target and maximum performance, the number of PRSUs earned in each case shall be interpolated on a straight-line basis. For the avoidance of doubt, in no event shall the number of Earned PRSUs in respect of each Performance Goal exceed 200% of the Target Amount applicable to such Performance Goal.

(d) Vesting of Earned PRSUs shall require the continued employment of the Employee by the Company or any Subsidiary thereof through the conclusion of the Performance Period, except as expresly set forth in Section 2(b)(i) or 2(c) of the Agreement.

(e) Any PRSUs that are not earned at the conclusion of the Performance Period shall be forfeited and canceled.

2. Administrator Certification. As soon as practicable after the end of the Performance Period but in any event within 75 days after the end of such Performance Period, the Administrator shall certify in writing the extent to which the Performance Goals have been achieved.

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